UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      March 31, 2005

NETBANK, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11475 Great Oaks Way, Alpharetta, GA		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 770-343-6006

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

NetBank, Inc. will introduce a new presentation for use during conversations with current and existing investors on Friday, April 1, 2005, at the company’s annual meeting for analysts and investors. The presentation includes financial data and information about the company’s operational tactics that was generally culled from other publicly available filings or announcements. The company has posted the new presentation along with an audiocast of the related commentary on its Web site at www.netbankinc.com under “About NetBank/Investor Relations.”

The information contained or referenced in this report, including the text of the attached presentation, is furnished or referred to by NetBank pursuant to Regulation FD promulgated by the Securities and Exchange Commission (the “SEC”) and pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless NetBank specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

By filing this report on Form 8-K and furnishing or referring to this information, NetBank makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD or that the information includes material investor information that was not previously available to the public.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following materials are filed as exhibits to this current report:

Exhibit Number	Description of Exhibit
99	NetBank, Inc. Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetBank, Inc.
(Registrant)

Date:	March 31, 2005	/s/ Steven F. Herbert
(Signature)

Steven F. Herbert
Chief Financial Executive